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                                                                  Exhibit 8


                 [AKIN GUMP STRAUSS HAUER & FELD LLP LETTERHEAD]


August 15, 2003



American Financial Group, Inc.
One East Fourth Street
Cincinnati, OH  45202


Re: Tax Consequences Arising From Merger of AFC Holding Company into American Financial Group, Inc., and of American Financial Corporation into American Financial Group, Inc.


Ladies and Gentlemen:

This opinion is furnished to you in connection with a registration statement on Form S-4, as amended through the date hereof (the "REGISTRATION STATEMENT"), filed by American Financial Group, Inc., an Ohio corporation (the "COMPANY") with the Securities and Exchange Commission relating to the proposed mergers of AFC Holding Company into the Company and of American Financial Corporation into the Company (the "MERGERS").

We have acted as special United States federal income tax counsel for the Company in connection with the preparation and filing of the Registration Statement. In this capacity, we have examined and relied upon the information set forth in the Registration Statement and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinion hereinafter expressed, and have also made such inquiries of such officers and representatives of the Company as we deemed necessary. In our examinations and in rendering this opinion, we have assumed the legal capacity of all natural persons, the authenticity of all documents presented to us as originals, the conformity with the originals of all documents presented to us as copies and the genuineness of all signatures, and have assumed that they represent the true, accurate and entire agreement of the parties with respect to the matters described therein; that they have been and will be respected by the parties as such; and that the parties will act in accordance with the form of such documents. Further, we have relied upon representations from the Company that it has reviewed the factual matters, representations and assumptions set forth in our tax opinion which is an exhibit to the merger agreement between the parties and that such factual matters, representations and assumptions are correct for purposes of rendering such opinion, and that we may rely upon such facts, representations and assumptions as of the date hereof, and that we may assume that they will continue to be correct for purposes of rendering such opinions until and including the date of the Mergers pursuant to the merger agreement. In the event that the factual matters and assumptions so relied upon are incorrect, our opinions could change. Our opinions are conditioned, among other things, upon the accuracy and completeness of these documents.
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AKIN GUMP
STRAUSS HAUER & FELD LLP
--------Attorneys at Law

American Financial Group, Inc.
August 15, 2003
Page 2


We have also considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), regulations promulgated thereunder by the Treasury Department, as amended (the "REGULATIONS" of "REG."), pertinent judicial authorities, rulings of the Internal Revenue Service (the "SERVICE") and such other authorities as we have considered relevant. The Code, the Regulations and judicial decisions, administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinions stated herein. Our opinions with respect to such tax consequences represent our best judgment as to the likely outcome of the issues discussed if presented to a court of law. Our opinions are not binding on the Service or a court. Thus, no assurance can be given that a court would agree with such opinions.

We have participated in the preparation of the discussion set forth in that section entitled "The Reorganization - Material U.S. Federal Income Tax Consequences" in the Registration Statement. Based upon the foregoing and after consideration of applicable current law, we are of the opinion that, subject to the limitations set forth therein, such discussion, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

We express no opinion as to the accuracy of any statements of law relating to the Mergers except as set forth above, or as to any other matters relating to the Registration Statement.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8 to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


Very truly yours,


/s/ AKIN GUMP STRAUSS HAUER & FELD LLP

AKIN GUMP STRAUSS HAUER & FELD LLP